Exhibit 99.4

DIGIRAD CORPORATION

PRO FORMA FINANCIAL INFORMATION

On January 1, 2016 (“Closing Date”), Digirad Corporation (“Digirad”) acquired Project Rendezvous Holding Corporation (“PRHC”) for a purchase price of approximately $31.4 million, which includes adjustments for PRHC pre-existing debt, cash and preliminary working capital adjustments (the “Transaction”). In connection with the Transaction, Digirad obtained all the issued and outstanding common stock of PRHC. The Transaction was funded with a combination of cash-on-hand and the financing made available under the credit facility with Wells Fargo Bank, National Association (described below). The following unaudited pro forma condensed combined balance sheet as of December 31, 2015 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2015 are based on the historical financial statements of Digirad and PRHC using the acquisition method of accounting.

The unaudited condensed combined pro forma balance sheet as of December 31, 2015 gives effect to the Transaction as if it had occurred on December 31, 2015, and includes all adjustments that give effect to events that are directly attributable to the Transaction and are factually supportable. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2015 give effect to the Transaction as if it had occurred on January 1, 2015, and include all adjustments that give effect to events that are directly attributable to the Transaction, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the results of income or financial position that Digirad would have reported had the Transaction been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies, and the impact of incremental costs incurred in integrating the two companies. In addition, the unaudited pro forma condensed combined balance sheet and statement of income does not purport to represent the future financial position of the Company’s consolidated information.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed, with the remaining purchase price recorded as goodwill. Independent valuation specialists have conducted analysis in order to assist management of the Company in determining the fair value of the acquired assets and liabilities. The Company’s management is responsible for these third party valuations and appraisals. Upon completion of the valuation for the Transaction, the Company may make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with Digirad’s historical consolidated financial statements and notes thereto contained in Digirad’s Annual Report on Form 10-K for the year ended December 31, 2015, Digirad’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on January 7, 2016, PRHC’s historical financial statements and notes thereto for the period ended December 31, 2015 contained herein as Exhibit 99.2.

DIGIRAD CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

(in thousands)

	Digirad Historical	PRHC Historical	Pro Forma Adjustments		Digirad Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$15,868	$6,842	$33,617	A	$13,653
			(31,368)	B
			(9,350)	C
			(1,556)	D
			(400)	A
Securities available-for-sale	3,227	—	—		3,227
Accounts receivables, net	7,274	6,686	—		13,960
Inventories, net	4,381	324	—		4,705
Income taxes receivable	—	2,062	(2,062)	E	—
Deferred tax assets	—	550	(550)	F	—
Other current assets	764	677	2,062	E	4,142
			(71)	G
			710	A
Restricted cash	233	—	—		233

Total current assets	31,747	17,141	(8,968)		39,920
Property and equipment, net	6,252	12,598	13,631	H	32,481
Restricted cash	—	100	—		100
Intangible assets, net	3,079	486	6,064	I	9,629
Goodwill	2,897	—	14	J	2,911
Long-term deferred tax assets	18,578	5,148	550	F	24,276
Long-term debt issuance costs, net	—	26	(26)	G	—
Other assets	1,560	—	(310)	A	1,250

Total assets	$64,113	$35,499	$10,955		$110,567

Liabilities:
Current liabilities:
Accounts payable	$1,369	$4,514	$—		$5,883
Accrued compensation	2,453	—	2,609	K	5,062
Accrued warranty	213	—	—		213
Accrued expenses	—	2,946	(2,946)	K	—
Deferred revenue	1,673	1,836	—		3,509
Current portion of long-term debt	—	3,090	(3,090)	C	5,358
			5,358	A
Other current liabilities	2,998	—	337	K	3,335

Total current liabilities	8,706	12,386	2,268		23,360
Long-term debt, less current portion	—	6,260	(6,260)	C	—
Income taxes payable, noncurrent	—	949	(949)	K	—
Deferred revenue	—	32	—		32
Debt	—	—	28,259	A	28,259
Other liabilities	1,252	—	949	K	4,761
			2,560	L

Total liabilities	9,958	19,627	26,827		56,412

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized;no shares issued or outstanding	—	—	—		—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 19,416,070 shares issued and outstanding (net of treasury shares) at December 31, 2015	2	—	—		2
Treasury stock, at cost; 2,588,484 shares at December 31, 2015	(5,728)	—	—		(5,728)
Additional paid-in capital	153,860	3,000	(3,000)	M	153,860
Retained earnings		12,872	(12,872)	M	—
Accumulated other comprehensive loss	(240)	—	—		(240)
Accumulated deficit	(93,739)	—	—		(93,739)

Total stockholders’ equity	54,155	15,872	(15,872)		54,155

Total liabilities and stockholders’ equity	$64,113	$35,499	$10,955		$110,567

DIGIRAD CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, expect per share amounts)

	Digirad Historical (See note below)	PRHC Historical	Pro Forma Adjustments		Digirad Pro Forma
Revenues:
Services	$46,407	$50,894	$—		$97,301
Product and product-related	14,419	16,886	—		31,305

Total revenues	60,826	67,780	—		128,606
Cost of revenues:
Services	35,968	37,768	(94)	H	73,642
Product and product-related	6,949	8,475	—		15,424

Total cost of revenues	42,917	46,243	(94)		89,066
Operating expenses:
Marketing and sales	4,741	4,908	—		9,649
General and administrative	9,888	10,672	(2,856)	N	17,704
Amortization of intangibles assets	506	—	1,361	I	1,867

Total operating expenses	15,135	15,580	(1,495)		19,571
Interest and other income, net	39	199	—		238
Interest and other expense, net	(296)	(261)	(1,149)	O	(1,706)

Income (loss) before income tax provision	2,517	5,895	440		8,852
Benefit (provision) for income taxes	19,123	(2,237)	(167)	P	16,719

Net income (loss)	$21,640	$3,658	$273		$25,571

Net income per common unit:
Basic	$1.13				$1.33
Diluted	$1.10				$1.30
Weighted average common units outstanding:
Basic	19,210				19,210
Diluted	19,690				19,690

Note: Digirad has changed its historical financial statement line items from Diagnostic Services and Diagnostic Imaging to Services and Product and product-related, respectively. Please note for the year ended December 31, 2015, revenues were $46,407 and $14,419 for Diagnostic Services and Diagnostic Imaging, respectively.

DIGIRAD CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of the Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Digirad’s and PRHC’s historical financial information, giving effect to the Transaction and related adjustments described in these notes. In addition, certain items have been reclassified from PRHC’s historical financial statements to align them with Digirad’s financial statement presentation. PRHC prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

Digirad accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations. The preliminary purchase price for the Transaction has been allocated to the assets and liabilities acquired based on a preliminary valuation of their respective fair values and may change when the final valuation of certain real property, intangible assets, and acquired working capital is determined.

In addition, in connection with the Transaction, on January 1, 2016, Digirad entered into a Credit Agreement (the “Credit Agreement”) by and among Digirad, certain subsidiaries of Digirad identified on the signature pages of the Credit Agreement as “Borrowers” (each, a “Borrower”, and collectively, together with Digirad, the “Borrowers”), the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”) as administrative agent (“Agent”) and as sole lead arranger and sole book runner.

The Credit Agreement is a five-year credit facility (maturing in January 2021) with a maximum credit amount of $40,000,000 (the “Credit Facility”). The Company’s two subsidiaries who are not Borrowers under the Credit Agreement are guarantors under the Credit Facility. The Credit Facility consists of a term loan of $20,000,000 (“Term Loan A”), a second term loan of $7,500,000 (“Term Loan B”), and a revolving credit facility with a maximum commitment of $12,500,000 (the “Revolver”). Under the Revolver, Borrowers can request the issuance of letters of credit in an aggregate amount not to exceed $1,000,000 at any one time outstanding. Agent may increase this limit up to $2,000,000 at any time in its sole discretion upon written request from Borrowers.

At the Borrower’s option, the Credit Facility will bear interest at either (i) the LIBOR Rate, as defined in the Credit Agreement, plus a margin of 2.5% for Term Loan A, 5.0% for Term Loan B, and 2.0% for the Revolver; or (ii) the Base Rate, as defined below, plus a margin of 1.5% for Term Loan A, 4.0% for Term Loan B, and 1.0% for the Revolver. As used in this Current Report on Form 8-K and in the Credit Agreement, “Base Rate” means the greatest of (a) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.5%, (b) the LIBOR Rate (which rate will be calculated based upon an interest period of one month and will be determined on a daily basis), plus 1%, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”.

Pro Forma Adjustments

A.	Reflects the draw on the Credit Facility as follows: $20 million on Term Loan A, $7.5 million on Term Loan B, and $6.1 million on the Revolver. In addition, this adjustment reflects $0.4 million of financing costs related to the Credit Facility incurred on the Closing Date, which are capitalized within other assets. Also, Digirad incurred $0.8 million of financing costs related to the Credit Agreement for the year ended December 31, 2015 prior to the Closing Date, which are capitalized within long-term other assets as of December 31, 2015. Total deferred financing costs of $1.2 million are comprised of $0.7 million of short-term deferred financing costs and $0.5 million of long-term deferred financing costs.

B.	Reflects cash consideration paid on the Closing Date for the Transaction, after adjusting for payment of existing debt and equity award liabilities and for estimated adjustments in closing cash and working capital.

C.	Reflects the cash payment to settle PRHC’s pre-existing debt in connection with the Transaction.

D.	The payment of $1.6 million is comprised of a one-time payment related to PRHC’s pre-existing stock award plan. PRHC’s stock award plan includes a provision for the acceleration of vesting of awards under certain circumstances in connection with a change in control. Adjustments have been made to the unaudited pro forma condensed combined balance sheet as a result of this provision. No adjustments have been made to the unaudited pro forma condensed combined statement of income, as this cost does not have an ongoing impact to the financial statements.

E.	Reflects the reclassification of PRHC’s income taxes receivable to other current assets to conform to Digirad’s financial statement presentation.

F.	Reflects the adjustment of PRHC’s deferred tax assets to long-term deferred tax assets to conform to Digirad’s financial statement presentation.

G.	Reflects the elimination of PRHC’s historical deferred financing costs.

H.	Reflects the preliminary fair value adjustments for property, plant, and equipment, which is mainly comprised of personal property, and the related pro forma depreciation expense adjustments. Pro forma depreciation expense is calculated based on an average remaining useful life of 3 to 10 years for the acquired assets (in thousands, except useful life):

	Historical Amounts	Fair Value Adjustment	Fair Value	Average Remaining Useful Life	Pro Forma Depreciation Expense
Land	$560	$610	$1,170		$—
Buildings	1,348	485	1,833	10	183
Improvements	8	466	474	10	47
Operating equipment	9,822	10,679	20,501	5.2	3,943
Office equipment	731	(54)	677	3	226
Vehicles	129	1,445	1,574	3	525

Total	$12,598	$13,631	$26,229		4,924

		Less: PRHC’s historical depreciation expense			(5,018)

		Decrease to pro forma depreciation expense			$(94)

I.	Reflects the preliminary adjustment to record the fair value of identifiable intangible assets and related amortization expense adjustments, as follows (in thousands, except useful life):

	Fair Value	Remaining Useful Life	Pro Forma Amortization Expense
Philips Contract	$1,355	3.3	$411
Trade Name	2,425	6	404
Customer Relationship	2,770	7	693

Total	$6,550		1,508

Less: PRHC’s historical amortization expense			(147)

Increase to pro forma amortization expense			$1,361

In addition, the Philips Contract and the Trade Name are amortized using the straight-line method, and the Customer Relationship is amortized using an accelerated method.

J.	Reflects the preliminary purchase price allocation and recognition of goodwill arising from the Transaction as follows (in thousands):

Total consideration to be allocated	$31,368
Less: Estimated fair value of assets acquired:
Current assets	$(17,070)
Depreciable fixed assets	(26,229)
Trade names	(2,425)
Customer relationships	(2,770)
Philips distribution contract	(1,355)
Other assets	(5,248)
Plus Assumed liabilities:
Currency liabilities	9,296
Debt	9,350
Other long-term liabilities	3,541
PRHC stock award plan payment (See adjustment D)	1,556

Goodwill	$14

K.	Reflects reclassification of PRHC’s historical accrued expenses into accrued compensation and other current liabilities, and income taxes payable, noncurrent to other liabilities to conform to Digirad’s financial statement presentation.

L.	Reflects the tax impact of the pro forma adjustments based on a blended statutory rate of approximately 38% that are included in other long-term liabilities and within note J.

M.	Reflects the elimination of PRHC’s historical stockholders’ equity balances.

N.	Reflects elimination of Digirad’s and PRHC’s transaction-related expenses that are included within historical general and administrative expense, as well as a management fee charged by Platinum Equity to PRHC.

O.	Reflects the adjustment of $1.0 million to increase interest expense for the year ended December 31, 2015, related to the Credit Facility, and the associated amortization of $0.4 million related to total deferred financing costs of $1.2 million as noted in Adjustment A, which is amortized over approximately 36 – 60 months based on the terms of Term Loan A, Term Loan B and the Revolver. In addition, PRHC’s historical interest expense for the year ended December 31, 2015 was eliminated as PRHC’s pre-existing debt was settled in connection with the Transaction. Refer to the table below (in thousands):

Year Ended December 31, 2015
Interest on draw of $33.6 million from the Credit Facility with Wells Fargo, N.A.	$1,047
Amortization of $1.2 million deferred financing costs from the Credit Facility	363

Total interest expense	1,410
Less:
Historical PRHC’s interest expense	(261)

Net pro forma adjustment to interest expense	$1,149

Impact of a 1/8% increase in interest rate	$39
Impact of a 1/8% decrease in interest rate	$(39)

P.	Reflects the tax impact of the Transaction based on a blended statutory rate of approximately 38%.